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                                                                    Exhibit 21.1



                 Subsidiaries of Dayton Superior Corporation
                 -------------------------------------------



                                               Jurisdiction of Incorporation
Name                                                  or Organization
----                                           -----------------------------
Aztec Concrete Accessories, Inc.                        California
Dayton Superior Canada Ltd.                             Ontario
Dayton Superior Specialty
  Chemical Corp.                                        Kansas
Dur-O-Wal, Inc.                                         Delaware
Symons Corporation                                      Delaware
Trevecca Holdings, Inc.                                 Delaware